Exhibit 11
                       Weighted Average Shares Outstanding
                        and Earnings Per Share Worksheet


                                                                                           2000                       1999
                                                                                           Shares                     Shares
                                                                                           Outstanding                Outstanding
                                                                                           -----------                -----------
                                                                     January                 1,775,311                  1,833,404
                                                                    February                 1,774,811                  1,824,659
                                                                       March                 1,774,811                  1,823,129
                                                                       April                                            1,803,459
                                                                         May                                            1,798,747
                                                                        June                                            1,798,747
                                                                        July                                            1,794,797
                                                                      August                                            1,791,047
                                                                   September                                            1,784,997
                                                                     October                                            1,783,987
                                                                    November                                            1,777,177
                                                                    December                                            1,774,037


                        Weighted average shares outstanding*                                 1,774,766                  1,802,165

                        Net income                                                        $    732,987               $  2,638,940


                        Basic earnings per share                                          $       0.41               $       1.46
                                                                                          ------------               ------------

                        Effect of dilutive securities, stock options                            12,067                     15,967

                        Diluted earnings per share                                        $       0.41               $       1.45
                                                                                          ------------               ------------

* Weighted average shares outstanding are computed on a daily basis